EXHIBIT 10
                  AMENDMENT NO. SIX TO THE LOAN
                      AND SECURITY AGREEMENT
                    ROBERTSON-CECO CORPORATION

     This Amendment No. Six To The Loan And Security Agreement (the "Amendment") is entered into as of the 21st day of April, 1995, by and between ROBERTSON-CECO CORPORATION, a Delaware corporation ("Borrower"), whose chief executive office is located at 222 Berkeley Street, Boston, Massachusetts 02116 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:


                              FACTS

FACT ONE:      Foothill and Borrower have previously entered into
that certain Loan And Security Agreement, dated April 12, 1993
(as amended and supplemented, the "Agreement").

FACT TWO:      Foothill and Borrower desire to amend the
Agreement as provided herein. Terms defined in the Agreement, which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

     NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

     1. The first sentence of Section 2.2(a) of the Agreement is hereby amended in its entirety to read as follows: "(a) Subject tot he terms and conditions of this Agreement, Foothill agrees to issue standby letters of credit for the account of Borrower (each, an "L/C") or to issue standby letters of credit or guarantees of payment (each such letter of credit or guaranty, an "L/C Guaranty") with respect to commercial or standby letters of credit issued by another Person for the account of Borrower in an aggregate face amount not to exceed the lesser of: (i) the Borrowing Base less the amount of outstanding revolving advances pursuant to Section 2.1, and (ii) Thirty-Two Million Seven Hundred Thousand Dollars ($32,700,000) from April 18, 1995 through May 18, 1995; and commencing May 19, 1995, said amount shall revert to Thirty Two Million Dollars ($32,000,000)."

     2. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, a supplemented, amended and modified, shall remain in full force and effect.

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     IN WITNESS WHEREOF,  Borrower and Foothill have executed
this Amendment as of the day and year first written above.


FOOTHILL CAPITAL CORPORATION       ROBERTSON-CECO CORPORATION


By:  /s/  Lisa M. Gonzales         By:  /s/  John C. Sills

Its:  Assistant Vice President     Its:  Executive Vice President
                                         and chief Financial
                                         Officer